UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13894	34-1807383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Gando Drive, New Haven, Connecticut 06513
(Address of principal executive offices, including zip code)
(203) 401-6450
(Registrant's telephone number, including area code)
TRANSPRO, INC.
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

General:

As described in Item 2.01 below, on July 22, 2005 Proliance International, Inc. (f/k/a Transpro, Inc., the "Company") completed the previously announced merger pursuant to which Modine Aftermarket Holdings, Inc. ("Modine Aftermarket"), a former subsidiary of Modine Manufacturing Company ("Modine"), merged into the Company.

License Agreement:

On July 22, 2005, immediately prior to the merger, Modine and Modine Aftermarket entered into an Aftermarket License Agreement, and the Company succeeded to Modine Aftermarket's rights and obligations under the agreement as a result of the merger. Under the terms of the license agreement, Modine has granted Proliance a nonexclusive, royalty-free right and license to use certain Modine marks for a five-year period and certain Modine patents during the time that such patents remain valid and enforceable. The foregoing description of the license agreement does not purport to be complete and is qualified in its entirety by reference to the license agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Director and Officer Indemnification Agreements:

Effective July 22, 2005, the Company executed indemnification agreements for the benefit of each of its non-employee directors (William J. Abraham, Jr., Barry R. Banducci, Philip Wm. Colburn, Paul R. Lederer, Vincent L. Martin, Bradley C. Richardson, James R. Rulseh, F. Alan Smith and Michael T. Yonker) and each of its executive officers (Charles E. Johnson, David Albert, Kenneth T. Flynn, Jr., Jeffrey L. Jackson and Richard A. Wisot). The indemnification agreements supplement indemnification provisions contained in the Company's certificate of incorporation and bylaws.

In general, the indemnification agreements provide that the Company will indemnify each indemnitee to the fullest extent permitted or required by the laws of the State of Delaware from any losses arising out of or resulting from acts or failures to act by the indemnitee in his capacity as a director, officer, employee or agent of the Company, from acts or failures to act by the indemnitee in respect of any business of the Company and from the indemnitee's status as a director, officer, employee or agent of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, provided that the indemnitee will repay any amounts actually advanced if it is determined that such amounts were in excess of amounts paid or payable by the indemnitee in respect of expenses relating to an indemnifiable claim. The agreements also establish procedures for the defense of indemnifiable claims, generally require the Company to maintain director and officer insurance and address continuation of coverage after the indemnitee ceases to be a director or officer of the Company. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Approval of Equity Incentive Plan:

At the Company's annual meeting of stockholders on July 22, 2005, the Company's stockholders approved the Company's new Equity Incentive Plan. The terms of the plan are set forth in the Company's proxy statement/prospectus-information statement dated June 21, 2005 and are incorporated herein by reference. A copy of the plan approved by the shareholders, as modified to reflect the change of the Company's name from Transpro, Inc. to Proliance International, Inc., is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Amendment to Loan and Security Agreement

In connection with the merger, on July 22, 2005 the Company amended its $80.0 million credit facility with Wachovia Capital Financial Corporation (New England), formerly known as Congress

Financial Corporation (New England) effective July 21, 2005. The amended credit facility consists of a revolving credit line in the maximum amount of $78.3 million and a $1.7 million term loan, each of which was amended to expire on July 21, 2009 (subject to renewal on an annual basis thereafter). Under the amended credit facility, the interest rate is 2% over a Eurodollar-based rate through April 21, 2006 and ranges from 1.75% to 2.25% over such rate thereafter. The amended credit facility also provides that the Company may pay dividends or repurchase capital stock of up to $3.0 million annually so long as excess availability is at least $18.0 million for the 30 consecutive days both prior to and following the payment date. The amended credit facility also amends the borrowing base calculation such that (i) up to $55.0 million in respect of eligible inventory may be counted and (ii) availability reserves may be revised for dilution in respect of the Company's accounts. The amended credit facility adds financial covenants for (i) minimum EBITDA (tested quarterly commencing September 30, 2005 and not required if excess availability exceeds $15.0 million), (ii) minimum excess availability ($5.0 million at all times through June 30, 2006 and $13.0 million immediately after giving effect to the merger), and (iii) capital expenditures (not to exceed $12.0 million in any calendar year and, if financed, financed under the amended credit facility). The Company was required to, and did, satisfy customary conditions to the amendment of the credit facility and to Wachovia's consent to the merger. The foregoing description of the amended credit facility does not purport to be complete and is qualified in its entirety by reference to the twelfth amendment to the loan and security agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 22, 2005, following receipt of approval of the Company's stockholders, the Company completed its merger transaction pursuant to which Modine Aftermarket merged into the Company. Modine Aftermarket was spun off from Modine immediately prior to the merger and held Modine's aftermarket business. Upon effectiveness of the merger, the Company changed its name to "Proliance International, Inc." and, effective July 26, 2005, the Company's common stock began trading on the American Stock Exchange under the ticker symbol "PLI". In connection with the merger, the Company has issued a total of 8,145,795 shares of its common stock to Modine shareholders, or 0.235681 shares for each outstanding Modine common share. Immediately after the effectiveness of the merger, prior Transpro, Inc. shareholders owned 48% of the combined company on a fully diluted basis, while Modine shareholders owned the remaining 52%.

Item 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

With the completion of the merger described in Item 2.01 above, the Company, as previously disclosed, will be embarking on a 12 to 18 month integration period that is expected to result in one-time restructuring charges of $10 million to $14 million. While specific action plans are in the process of being finalized, they represent a combination of charges to rationalize facilities, improve manufacturing efficiency and lower operating costs and will impact both the prior Modine aftermarket business and historical Transpro locations. It is anticipated that costs associated with the prior Modine aftermarket business facilities will be recorded in the opening acquisition balance sheet while costs associated with historical Transpro facilities will be recorded in the income statement. As specific plans are committed to, details will be disclosed.

On July 22, 2005, the authorized senior executive officers of the Company determined to commit the Company to closing its radiator and oil cooler manufacturing plant in Emporia, Kansas and two heavy duty regional plants located in Seattle, Washington and Denver, Colorado as the first phase of its merger restructuring program. These facilities are being combined into other existing Company facilities. These actions are being taken in order to eliminate duplicate facilities and lower manufacturing costs. The closure and consolidation actions are expected to be completed by the end of 2005 and are expected to result in between $3.5 million and $4.5 million of restructuring costs. Of these costs, between $1.1 and $1.5 will be associated with moving inventory and fixed assets, between $0.7 and $0.9 will be for facility exit costs and between $1.7 and $2.1 will be one-time personnel related termination expenses. It is expected that the majority of these costs will be accrued in the opening acquisition balance sheet and all costs are expected to result in future cash expenditures. On

July 25, 2005, the Company issued a press release attached hereto as Exhibit 99.1, disclosing the initiation of the restructuring program.

Item 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)    On July 22, 2005, Sharon M. Oster resigned from the Board of Directors of the Company. She had served as a member of the Audit Committee of the Board of Directors.

(d)    On July 22, 2005, pursuant to and in accordance with the merger of Modine Aftermarket into the Company, the Company's Board of Directors became classified and Vincent L. Martin, Bradley C. Richardson, James R. Rulseh and Michael T. Yonker became directors of the Company. Messrs. Martin, Richardson, Rulseh and Yonker were designated by Modine in connection with the merger. Messrs. Martin and Yonker are currently directors of Modine, and Messrs. Richardson and Rulseh are currently executive officers of Modine.

Effective as of the merger, the members of the Company's Board of Directors are classified as follows:

Director	Class	Term Expires
Bradley C. Richardson	I	2006
Paul R. Lederer	I	2006
William J. Abraham, Jr.	I	2006
James R. Rulseh	II	2007
Michael T. Yonker	II	2007
F. Alan Smith	II	2007
Charles E. Johnson	III	2008
Vincent L. Martin	III	2008
Philip Wm. Colburn	III	2008
Barry R. Banducci	III	2008

The Board of Directors has not yet determined on which Board committees Messrs. Martin, Richardson, Rulseh and Yonker will serve, although it expects to do so at its next scheduled meeting.

Item 5.03.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

As described in the proxy statement/prospectus-information statement relating to the merger, as a result of the merger, effective July 22, 2005, the certificate of incorporation and bylaws of the Company were amended and restated to change the Company's name from Transpro, Inc. to Proliance International, Inc., to increase the Company's number of authorized shares of common stock to 47.5 million and to make certain other changes. The amendments also implemented a classified board of directors, with one class of directors being elected at the Company's annual shareholders meeting in 2006, 2007 and 2008, including related provisions (i) providing that vacancies on the board may only be filled by remaining board members and directors may only be elected at annual meetings or removed for cause and (ii) requiring the vote of holders of 80% of the Company's voting stock to remove a director or amend the classified board and the related provisions. The classified board and related provisions will automatically cease to apply at the 2009 annual shareholders meeting, and all of the Company's directors will be elected for one-year terms beginning with that meeting. The foregoing description of the amended and restated certificate of incorporation and bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 8.01.    OTHER EVENTS

On July 25, 2005, the Company issued a press release announcing the initiation of a restructuring program to include the closure of its Emporia, Kansas facility and two heavy duty regional plants in Denver, Colorado and Seattle, Washington. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Businesses Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed within 71 calendar days after the date on which this report on Form 8-K must be filed.

(c)    Exhibits – The following exhibits are filed, or in the case of Exhibit 99.1, furnished, as part of this report:

3.1	Amended and Restated Certificate of Incorporation of Proliance International, Inc.

3.2	Amended and Restated Bylaws of Proliance International, Inc.

10.1	License Agreement between the Company (as successor to Modine Aftermarket Holdings, Inc.) and Modine Manufacturing Company

10.2	Form of Director and Officer Indemnification Agreement

10.3	Proliance International, Inc. Equity Incentive Plan

10.4	Twelfth Amendment to Loan and Security Agreement

99.1	Press Release dated July 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.

Date: July 28, 2005  By:/s/ Richard A. Wisot

Richard A. Wisot Vice President, Treasurer, Secretary, and Chief Financial Officer